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                                                                   EXHIBIT 10.25

                                  MASTER LEASE

1.  BASIC LEASE TERMS

    a.  DATE OF LEASE: October 1, 1994

    b.  TENANT: NeoPath, Inc., a Washington corporation
        Trade Name: NeoPath, Inc.
        Address (Leased Premises): 8271 154th Avenue N.E., Redmond, WA 98052 Building/Unit: H/8271
        Address (For Notices): 8271 154th Avenue N.E., Redmond, WA 98052 Building/Unit: H/8271
        Facsimile: __________________

    c. LANDLORD: Teachers Insurance & Annuity Association, a New York corporation
        Address (For Notices): 730 Third Avenue N.E., 7th Floor, New York, New York 10017
        Facsimile: _____________
        with a copy to Koll Management Services, 4343 Von Karman Avenue, Newport Beach, CA 92660, Facsimile: (714) 833-3755; or to such other place as Landlord may from time to time designate by notice to Tenant.

    d. TENANT'S USE OF PREMISES: Light manufacturing of medical testing devices, office and warehouse uses relating to same, and incidental related research and development uses.

    e.  PREMISES AREA: approximately 29,771 Rentable Square Feet

    f.  PROJECT AREA: approximately 39,451 Rentable Square Feet

    g. TERM OF LEASE: The Lease shall have a Commencement Date of December 1, 1994 or such sooner or later date as is set forth in Section 3. The Expiration Date of this Lease shall be sixty (60) months after the Commencement Date

    h. BASE MONTHLY RENT: The Base Monthly Rent under this Lease shall be as follows:

             Months                                       Base Monthly Rent

              1                                              $      0.00
              2-5                                            $ 11,837.00
              6                                              $      0.00
              7-10                                           $ 25,680.00

(provided that all of the Premises
are substantially complete as of such
date)

              11-12                                          $      0.00
              13-17                                          $ 25,680.00
              18                                             $      0.00
              19-22                                          $ 25,680.00
              23-24                                          $      0.00
              25-29                                          $ 25,680.00
              30                                             $      0.00
              31-34                                          $ 25,680.00
              35-36                                          $      0.00
              37                                             $ 27,044.00
              38-60                                          $ 27,044.00

    i.  [Intentionally deleted.]


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    j.  LEASE CONSIDERATION: In consideration of Landlord's agreement to construct the Premises Improvements and to enter into this Lease, Tenant shall, at the time of full execution of this Lease, pay to Landlord Lease Consideration in the sum of Two Hundred Thirty-Five Thousand Nine Hundred Sixty-One Thousand Dollars ($235,961.00), which amount shall be held in a diminishing escrow for the sole purpose of allowing Tenant to receive the interest on the diminishing amount thereof, all as more fully set forth in Section 5 and Exhibit E.

    k.  SECURITY DEPOSIT: $27,044
        NON-REFUNDABLE CLEANING FEE: [Intentionally Omitted]

    1.  BROKER(S): Paul Jerue, CB Commercial Real Estate Group, Inc.

    m.  GUARANTORS: N/A

    n.  NON-STANDARD SECTIONS:
        Non-standard sections of this lease numbered 29 through 33 are included herein and made a part hereof.

    o.  ADDITIONAL EXHIBITS:
        The following Exhibits are attached hereto and made a part hereof. Exhibit A - The Premises
        Exhibit B - The Project
        Exhibit C - Signage Regulations
        Exhibit D - Plans and Specifications
        Exhibit E - Escrow Instructions

2.      PREMISES/COMMON AREAS/PROJECT/Improvements.

    a. PREMISES. Landlord leases to Tenant the premises described in Section 1 and shown on Exhibit A (the "Premises"), located in this project being that portion of the WestPark crosshatched on Exhibit B (the "Project"). By entry on the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premises in their then present condition, subject to any additional work Landlord has agreed to do. The actual Rentable Square Footage of the Premises may vary from the amount set forth in Section l(e), depending on the final contract documents for the Premises agreed to between Landlord and Tenant. Within thirty (30) days after substantial completion of the entire Premises, Landlord shall certify in writing to Tenant the actual Rentable Square Footage of the Premises (with any unimproved mezzanine space calculated based on Landlord's reasonable estimate). If the actual Rentable Square Footage varies from that stated in Section l(e), (i) Base Monthly Rent shall be adjusted pro rata to reflect the actual Rentable Square Footage of the Premises, and (ii) Tenant's Share shall be adjusted in accordance with the formula stated in
        Section 4(c). "Rentable Square Footage" shall be calculated consistent with Landlord's calculations for other Tenants in WestPark.

    b. COMMON AREAS. As used in this Lease, "Common Areas" shall mean all portions of the Project not leased or demised for lease to specific tenants. During the Lease Term, Tenant and its licensees, invitees, customers and employees shall have the non-exclusive right to use the public portions of the Common Areas, including all parking areas, landscaped areas, entrances, lobbies, elevators, stairs, corridors, and public restrooms in common with Landlord, other Project tenants and their respective licensees, invitees, customers and employees. Landlord shall at all times have exclusive control and management of the Common Areas and no diminution thereof shall be deemed a


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        constructive or actual eviction or entitle Tenant to compensation or a reduction or abatement of rent. Landlord in its discretion may increase, decrease or change the number, locations and dimensions of any Common Areas and other improvements shown on Exhibit A which are not within the Premises, provided Landlord shall not make a modification that materially adversely affects the habitability of the Premises for the Permitted Use.

    c. PROJECT. Landlord reserves the right in its sole discretion to modify or alter the configuration or number of buildings in the Project, provided only that upon such modification or alteration, the Project Area as set forth in Section l(f) shall be adjusted to reflect such modification or alteration, and provided further that Landlord shall not make a modification that materially adversely affects the habitability of the Premises for the Permitted Use.

    d. IMPROVEMENTS. Landlord shall improve the Premises in accordance with the plans and specifications attached hereto as Exhibit D (the
        "Premises Improvements"). The Premises Improvements shall include an elevator serving the mezzanine and second floor space, and shall also include construction of shell improvements of approximately 4,574 Rentable Square Feet of mezzanine space (the "Mezzanine Space") which may be further improved and occupied as set forth in Section 33. If Tenant requests any changes to Exhibit D, such changes shall be processed as a change order, and any cost thereof shall be paid by Tenant prior to commencement of the changed work. Notwithstanding the above, the entrance improvements shown in crosshatching on Exhibit D shall be constructed on an "allowance" basis (as such term is commonly used in the construction industry), with Tenant being provided an allowance of Ten Thousand Dollars ($10,000) for the cost of improvements to the crosshatched area (including the cost of design, permitting and construction of those entrance improvements). Any cost of such improvements in excess of Ten Thousand Dollars ($10,000) shall be paid by Tenant as and when invoiced by Landlord's contractor.

3.  TERM.

    a. COMMENCEMENT DATE. The Commencement Date listed in Section l(g) of this Lease represents an estimate of the Commencement Date. This Lease shall commence on the estimated Commencement Date if the Premises Improvements are substantially completed by fourteen (14) days prior to such date, but otherwise the Commencement Date shall be first to occur of the following events (i) fourteen (14) days after the date on which Landlord notifies Tenant that the Premises Improvements are substantially completed in accordance with Exhibit D, (ii) the date on which Tenant commences beneficial occupancy of any portion of the Premises other than for move in purposes, or (iii) if substantial completion of the Premises Improvements is delayed due to Tenant's failure to perform its obligations under this Lease, then the date determined by Landlord as fourteen (14) days after the date upon which the Premises Improvements would have been substantially completed, but for Tenant's failure to perform. If this Commencement Date is later than the Section 1 Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, provided only that if substantial completion of manufacturing space on the first floor (the "Manufacturing Space") has not occurred by December 31, 1994 for any reason other than force majeure or delay caused by Tenant, or if the Premises Improvements are not all substantially complete by the seven month anniversary of the Commencement Date for any reason other than

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        force majeure or delay caused by Tenant (which Tenant caused delay shall include delay caused by Tenant's failure to timely respond to plan proposals), then Tenant shall be entitled to cancel this Lease on thirty
        (30)days written notice to Landlord given within ten (10) days after Landlord's failure to meet an applicable deadline, and neither party shall have any further obligation to the other. Landlord shall confirm the Commencement Date by written notice to Tenant. This Lease shall be for a term ("Lease Term") beginning on the Commencement Date and ending on the Expiration Date, unless extended or sooner terminated in accordance with the terms of this Lease.

    b. OCCUPANCY BEFORE COMMENCEMENT DATE. If any reasonably segregatable portion or portions of the Premises Improvements is substantially complete prior to the Commencement Date, Tenant may occupy such area, provided that (a) Tenant shall not interfere with Landlord's construction of Premises Improvements and shall coordinate with Landlord's activities and comply with Landlord's reasonable directives, and (b) all provisions of Sections 15 and 16 of this Lease shall apply to any such presence.

4.  RENT

    a. BASE MONTHLY RENT. Tenant shall pay Landlord monthly base rent in the initial amount in Section 1 which shall be payable monthly in advance on the first day of each and every calendar month ("Base Monthly Rent"). If the term of this Lease contains any rental abatement period, Tenant hereby agrees that if Tenant breaches the Lease and fails to cure such breach within the applicable cure period, if any, and/or abandons the Premises before the end of the Lease term, or if Tenant's right to possession is terminated by Landlord because of Tenant's breach of the Lease, the rental abatement period shall be deemed extinguished, and there shall be immediately due from Tenant to Landlord, in addition to any damages otherwise due Landlord under the terms and conditions of the Lease, Base Monthly Rent prorated for the entirety of the rental abatement period at the average Base Monthly Rent for the Lease, plus any and all other charges (such as Expenses) that were abated during such rental abatement period.

    b. RENT ADJUSTMENT. Base Monthly Rent shall be adjusted from time to time as set forth in Section l(h).

    c. EXPENSES. The purpose of this Section 4(c) is to ensure that Tenant bears a share of all Expenses related to the use, maintenance, ownership, repair or replacement, and insurance of the Project. Tenant shall not be required to pay Tenant's Share of Expenses for the first month of the Lease Term. Accordingly, beginning with the second month of the Lease Term, Tenant shall each month pay to Landlord one- twelfth (1/12) of Tenant's Share of Expenses related to the Project. Tenant shall pay such sums as Additional Rent payable simultaneous with Base Monthly Rent (pro-rated for any partial month at the commencement or end of this Lease). As used in this Lease, "Tenant's Share" shall mean the Premises Area, as defined in Section 1.e, divided by the Project Area, as defined in Section 1.f, and "Tenant's Share of Expenses" shall mean total Expenses for the Project, multiplied by Tenant's Share.

        1) Expenses Defined. The term "Expenses" shall mean a11 costs and expenses of the ownership, operation, maintenance, repair or

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        replacement, and insurance of the Project, including without limitation, the following costs:

           (a) All supplies, materials, labor, equipment, and utilities used in or related to the operation and maintenance of the Project,

           (b) All maintenance, management, janitorial, legal, accounting, insurance, and service agreement costs related to the Project;

           (c) All maintenance, replacement and repair costs relating to the areas within or around the Project, including, without limitation, air conditioning systems, sidewalks, landscaping, service areas, driveways, parking Areas (including resurfacing and restriping parking areas), walkways, building exteriors (including painting), signs and directories, repairing and replacing roofs, walls, etc. These costs may be included either based on actual expenditures or the use of an accounting reserve based on past cost experience for the Project.

           (d) Amortization (along with reasonable financing charges) of capital improvements made to the Project which may be required by any government authority or which will improve the operating efficiency of the Project (provided, however, that the amount of such amortization for improvements not mandated by government authority shall not exceed in any year the amount of costs reasonably determined by Landlord in its sole discretion to have been saved by the expenditure either through the reduction or minimization of increases which would have otherwise occurred).

           (e) Real Property Taxes including all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed upon all or any portion of or in relation to the Project or any portion thereof, any leasehold estate in the Premises or measured by Rent from the Premises, including any increase caused by the transfer, sale or encumbrance of the Project or any portion thereof. "Real Property Taxes" shall also include any form of assessment, levy, penalty, charge or tax (other than estate, inheritance, net income, or franchise taxes) imposed by any authority having a direct or indirect power to tax or charge, including, without limitation, any city, county, state federal or any improvement or other district, whether such tax is (1) determined by the value of the Project or the Rent or other sums payable under this Lease; (2) upon or with respect to any legal or equitable interest of Landlord in the Project or any part thereof; (3) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the Project, (4) in lieu of or as a direct substitute in whole or in part of or in addition to any real property taxes on the Project, (5) based on any parking spaces or parking facilities provided in the Project, or (6) in consideration for services, such as police protection, fire protection, street, sidewalk and roadway maintenance, refuse removal or other services that may be provided by any governmental or quasigovernmental agency from time to time which were formerly provided without charge or with less charge to property owners or occupants. Notwithstanding the above, Real Property Taxes shall not include impact fees for development of portions of the Project exclusive of the Premises.

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        2) EXCLUSIONS FROM EXPENSES. Notwithstanding anything to the contrary contained in this Lease, the following items shall be excluded (or, as applicable, deducted) in calculating Tenant's Share of Expenses: (a) costs of any special services rendered to individual tenants (including Tenant) for which a special charge is made; (b) attorneys fees and costs related to defaults by other tenants in the Project; (c) depreciation or amortization of the cost of the Project and any improvements or any costs which are required to be capitalized under generally accepted accounting principles excepting only amounts amortized by Landlord to cover the cost of replacements of Project systems and equipment and to cover such capital improvements as are either required by law or are reasonably expected to lower Operating Costs, with such amortization to be based on the estimated useful lives of such items and annualized on a straight line basis, over such useful lives; (d) costs of entering into or enforcing Tenant leases or in connection with the financing or transfer of the Project; (e) costs of repairing casualty damage to the extent the same is covered by insurance carried or required to be carried under this Lease; (f) costs reimbursed from insurance or condemnation proceeds or from Tenant or any other tenant of the Project pursuant to other lease clauses; (g) costs of fines and penalties imposed as a result of Landlord's failure to comply with any applicable rule or regulation; (h) costs paid to parties affiliated with Landlord in excess of fair market value; (i) costs of correcting structures or equipment in the Project or elements of the Common Areas that were, as of the Commencement Date, not in compliance with applicable laws or regulations; (j) costs of preparing space in the Project (including the Premises) for tenant occupancy; (k) lease brokerage commissions and advertising; (1) costs for services rendered to any tenant whose space is not included in the Rentable Area of the Project; (m) the cost of debt service; (n) wages, salaries and other compensation paid to employees of Landlord who are above the level of Project manager; and
        (o) all other items for which Tenant or any other tenant, occupant or other party compensates Landlord, so that no duplication of payments by Tenant or to Landlord shall occur.

        3) ANNUAL ESTIMATE OF EXPENSES, TENANT'S SHARE. When Tenant takes possession of the Premises, Landlord shall estimate Tenant's Share of Expenses for the remainder of the calendar year, and at the commencement of each calendar year thereafter, Landlord shall estimate Tenant's Share of Expenses for the coming year by multiplying the estimated annual Project Expenses by Tenant's Share. Landlord shall, on request, provide Tenant with a reasonable line item listing of the elements constituting Expenses for the purpose of this Section 4.

        4) MONTHLY PAYMENT OF EXPENSES. Tenant shall pay to Landlord, monthly in advance, as Additional Rent, one-twelfth (1/12) of the Annual Estimate of Tenant's Share of Expenses for the period beginning with the second month of the Lease Term. As soon as practical following each calendar year, Landlord shall prepare an accounting of actual Expenses incurred during the prior calendar year and such accounting shall reflect Tenant's Share of Expenses. If the Additional Rent paid by Tenant under this Section 4(c) (4) during the preceding calendar year was less than the actual amount of Tenant's Share of Expenses, Landlord shall so notify Tenant and Tenant shall pay such amount to Landlord within 30 days of receipt of such notice. Such amount shall be deemed to have accrued during the prior calendar year and shall be due and payable from Tenant even though the term of this Lease has expired or this Lease has been terminated prior to Tenant's receipt of this notice. Tenant shall have thirty (30) days

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        from receipt of such notice to contest the amount due, failure to so notify Landlord shall represent final determination of Tenant's Share of Expenses. If Tenant's payments were greater than the actual amount, then such overpayment shall be credited by Landlord to Tenant's Share of Expenses due under this Section 4(c)(3).

        5) RENT WITHOUT OFFSET AND LATE CHARGE. As used herein, "Rent" shall mean all monetary sums due from Tenant to Landlord. All Base Monthly Rent shall be paid by Tenant to Landlord without prior notice or demand in advance on the first day of every calendar month, at the address shown in Section 1, or such other place as landlord may designate in writing from time to time. Whether or not so designated, all other sums due from Tenant under this Lease shall constitute Additional Rent, payable without prior notice or demand when specified in this Lease, but if not specified, then within ten (10) days of demand. All Rent shall be paid without any deduction or offset whatsoever. All Rent shall be paid in lawful currency of the United States of America. Proration of Rent due for any partial month shall be calculated by dividing the number of days in the month for which Rent is due by the actual number of days in that month and multiplying by the applicable monthly rate. Tenant acknowledges that late payment by Tenant to Landlord of any Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any Rent or other sum due from Tenant is not received by the end of the 10th day after the due date (e.g. by the end of the 10th of the month when due on the 1st), Tenant shall pay to Landlord an additional sum equal to 10% of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Landlord and that the assessment and/or collection of the late charge shall not be deemed a waiver of any other default. Additionally, all such delinquent rent or other sums not paid within 10 days of the date due, plus this late charge, shall bear interest at the rate of 18 percent per annum, with interest commencing on the due date for the rent or late charge, as applicable. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00, and thereafter, Landlord may require Tenant to pay all future payments of Rent or other sums due by money order or cashier's check.

5. LEASE CONSIDERATION. In consideration for Landlord's agreement to construct the Premises Improvements and to enter into this Lease, Tenant shall, upon full execution of this Lease, pay to Landlord the Lease Consideration set forth in Section 1(j), provided that if this Lease is terminated based on Landlord's failure to construct the Premises Improvements as set forth in this Lease, then the Lease Consideration shall be promptly refunded to Tenant. The Lease Consideration shall be held in an escrow account pursuant to the Escrow Instructions attached as Exhibit E hereto, which escrow account is established for the sole purpose of allowing Tenant to collect the interest earned on the diminishing balance thereof.

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6.  DEPOSIT. Upon execution of this Lease, Tenant shall deposit a security deposit as set forth in Section 1(k) with Landlord. If Tenant is in default, Landlord can use the security deposit or any portion of it to cure the default or to compensate Landlord for any damages sustained by Landlord resulting from Tenant's default. Upon demand, Tenant shall immediately pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord to restore the security deposit to its full amount. In no event will Tenant have the right to apply any part of the security deposit to any Rent or other sums due under this Lease. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the security deposit to Tenant. Landlord's obligations with respect to the deposit are those of a debtor and not of a trustee, and Landlord can commingle the security deposit with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the deposit. Landlord shall be entitled to immediately endorse and cash Tenant's prepaid deposit; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said prepaid deposit.

7. USE OF PREMISES AND PROJECT FACILITIES. Tenant shall use the Premises solely for the purposes set forth in Section 1 and for no other purpose without obtaining the prior written consent of Landlord. Landlord may withhold consent to a change of use in Landlord's sole discretion. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises or the Project for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Project, except as provided in writing in this Lease. Tenant acknowledges that Landlord may from time to time, at its sole discretion, make such modifications, alterations, deletions or improvements to the Project as Landlord may deem necessary or desirable, without compensation or notice to Tenant, provided that Landlord shall not make a modification that materially adversely affects the habitability of the Premises for the Permitted Uses. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Premises and the Project, including, without limitation, any rules and regulations that may be attached to this Lease and to any reasonable modifications to these rules and regulations as Landlord may adopt from time to time. Tenant acknowledges that, except for Landlord's obligations pursuant to Section 13, Tenant is solely responsible for ensuring that the Premises comply with any and all governmental regulations applicable to Tenant's conduct of business on the Premises, and that Tenant is solely responsible for any alterations or improvements that may be required by such regulations, now existing or hereafter adopted. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Project or which will in any way increase the premiums for fire or casualty insurance carried by other tenants in the Project. Tenant will not perform any act or carry on any practices that may injure the Premises or the Project; that may be a nuisance or menace to other tenants in the Project; or that shall in any way interfere with the quiet enjoyment of such other tenants. Tenant shall not use the Premises for sleeping, washing clothes, cooking (except such minor cooking as is consistent with general office use) or the preparation, manufacture or mixing of anything that might emit any objectionable odor, noises, vibrations or lights onto such other tenants. If sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant at its own cost shall provide all necessary insulation. Tenant shall not do anything on the premises

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    which will overload any existing parking or service to the Premises. Pets and/or animals of any type shall not be kept on the Premises.

8.  EMISSIONS; STORAGE, USE AND DISPOSAL OF WASTE.

    a. EMISSIONS. Tenant shall not:

       1) Permit any of Tenant's vehicles on the premises to emit exhaust which creates any hazard to human health or the environment;

       2) Discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water which matter, as reasonably determined by Lessor or any governmental entity, does, or may, pollute or contaminate the same, or is, or may become, radioactive or does, or may, adversely affect the (a) health or safety of persons, wherever located, whether on the Premises or anywhere else, (b) condition, use or enjoyment of the Premises or any other real or personal property, whether on the Premises or anywhere else, or (c) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas;

       3) Produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not be discernible from outside the Premises;

       4) Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises, or which will create a nuisance or violate any governmental law, rule, regulation or requirement;

       5) Create, or permit to be created, any ground vibration that is discernible outside the Premises; and

       6) Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in, or about the Premises, or anywhere else.

    Notwithstanding the above, Tenant shall be entitled to manufacture medical testing equipment not involving any radioactive materials, but using such materials as are commonly used in light manufacturing, so long as Tenant strictly complies with all applicable governmental laws and regulations regulating such materials.

    b. STORAGE AND USE.

       1) Storage. Subject to the uses permitted and prohibited to Tenant under this lease, Tenant shall store in appropriate leak proof containers all solid, liquid or gaseous matter, or any combination thereof, which matter, if discharged or emitted into the atmosphere, the ground or any body of water, does or may (a) pollute or contaminate the same, or (b) adversely affect the (i) health or safety of persons, whether on the Premises or anywhere else,
       (ii) condition, use or enjoyment of the Premises or any real or personal property, whether on the Premises or anywhere else, or
       (iii) Premises or any of the improvements thereto or thereon.

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       2) USE. In addition, without Landlord's prior written consent,
       Tenant shall not use, store or permit to remain on the Premises any solid, liquid or gaseous matter which is, or may become radioactive. If Landlord does give its consent, Tenant shall store the materials in such a manner that no radioactivity will be detectable outside designated storage area and Tenant shall use the materials in such manner that (a) no real or personal property outside the designated storage area shall become contaminated thereby or (b) there are and shall be no adverse effects on the (i) health or safety of persons, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or any real or personal property thereon or therein, or (iii) Premises or any of the improvements thereto or thereon.

    c. DISPOSAL OF WASTE

       1) Refuse Disposal. Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Tenant shall keep all incinerators, containers or other equipment used for storage or disposal of such materials in a clean and sanitary condition.

       2) Sewage Disposal. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system (a) for the disposal of anything except sanitary sewage or (b) in excess of the lesser amount (i) reasonably contemplated by the uses permitted under this Lease or (ii) permitted by any governmental entity. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition.

       3) Disposal of Other Waste. Tenant shall properly dispose of all other waste or other matter delivered to, stored upon, located upon or within, used on, or removed from, the Premises in such a manner that it does not, and will not, adversely affect the (a) health or safety of persons, wherever located, whether on the Premises or elsewhere (b) condition, use or enjoyment of the Premises or any other real or personal property, wherever located, whether on the Premises or anywhere else, or (c) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas.

    d. INFORMATION. Tenant shall provide Landlord with any and all information regarding hazardous or toxic materials in the Premises, including copies of all filings and reports to governmental entities at the time they are originated, and any other information requested by Landlord. In the event of any accident, spill or other incident involving hazardous or toxic matter, Tenant shall immediately report the same to Landlord and supply Landlord with all information and reports with respect to the same, together with Tenant's clean-up or remediation plan and schedule. If such clean-up or remediation plan is not acceptable to Landlord in Landlord's sole discretion, Landlord may so notify Tenant and, upon 48 hours prior written notice (or without notice if so required by an emergency) may enter on the Premises to conduct the clean-up or remediation and charge Tenant the costs thereof as Additional Rent. All information described herein shall be provided to Landlord regardless of any claim by Tenant that it is confidential or privileged.

    e. COMPLIANCE WITH LAW. Notwithstanding any other provision in this Lease to the contrary, Tenant shall comply with all laws, statutes, ordinances, regulations, rules and other governmental requirements in complying with its obligations under this lease, and in particular, relating to the storage, use and disposal of hazardous or toxic matter.

    f. INDEMNIFICATION. Tenant shall indemnify, defend and hold Landlord and lenders to Landlord ("Lender") harmless from any and all of the costs, fees, penalties, charges and expenses assessed against, or imposed, upon Landlord, and Lender (as Well as Landlord's and Lender's attorneys fees and costs) as a result of Tenant's use, disposal, transportation, generation and/or sale of Hazardous Substances.

9. SIGNAGE. All signing shall comply with rules and regulations set forth by Landlord as may be modified from time to time. Current rules and regulations relating to signs are described on Exhibit C. Tenant shall place no window covering (e.g., shades, blinds, curtains, drapes, screens, or tinting materials), stickers, signs, lettering, banners or advertising or display material on or near exterior windows or doors if such materials are visible from the exterior of the Premises, without Landlord's prior written consent. Similarly, Tenant may not install any alarm boxes, foil protection tape or other security equipment on the Premises without Landlord's prior written consent. Any material violating this provision may be destroyed by Landlord without compensation to Tenant. Landlord acknowledges that Tenant will be designing and installing a security system.

10. PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.

11. PARKING. Landlord grants to Tenant and Tenant's customers, suppliers, employees and invitees, a non-exclusive license to use the designated parking areas in the Project for the use of motor vehicles during the term of this Lease. Landlord reserves the right at any time to grant similar non-exclusive use to other tenants, to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to designate specific spaces for the use of any tenant, to make changes in the parking layout from time to time, and to establish reasonable time limits on parking. Overnight parking is prohibited and any vehicle violating this or any other vehicle regulation adopted by Landlord is subject to removal at the owner's expense. The Project's current parking ratio is three (3) stalls available on a non-exclusive basis per 1,000 square feet of rentable area, which shall not be reduced except as may be needed to accomplish compliance with changes in governmental regulations.

12. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, sewer, electricity, telephone or other service metered, chargeable or provided to the Premises and not otherwise charged as part of Tenant's Share of Expenses. If Tenant, in Landlord's reasonable estimation, uses more of commonly metered utilities than other tenants in the Project, Landlord may specially allocate the cost of same to Tenant. Landlord reserves the right to install separate meters for any such utility and to charge Tenant for the cost of such installation. Landlord shall be responsible for maintaining, as an Expense, elevator service and maintenance.

13. MAINTENANCE. Landlord shall maintain, in good condition, Common Areas, the structural parts of the Premises, which shall include only the foundations, bearing and exterior walls (excluding glass), subflooring and roof (excluding skylights), the unexposed electrical, plumbing and sewerage systems, including those portions of the systems lying outside the Premises, gutters and downspouts on the Building and the heating, ventilating and air conditioning system servicing the Premises; provided, however, the cost of all such maintenance shall be considered "Expenses" for purposes of Section 4.c. Except as provided above, Tenant shall maintain and repair the Premises in good condition, including, without limitation, maintaining and repairing all walls, storefronts, floors, ceilings, interior and exterior doors, exterior and interior windows and fixtures and interior plumbing as well as damage caused by Tenant, its agents, employees or invitees. Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existed at the commencement of the term, except for reasonable wear and tear or damage caused by fire or other casualty that is not Tenant's obligation under this Lease to repair.

14. ALTERATIONS. Tenant shall not make any alterations to the Premises, or to the Project, including any changes to the existing landscaping, without Landlord's prior written consent, provided that Landlord's consent shall not be required for alterations costing less than $5,000 that are not affixed to the Premises and do not affect building structure or building systems. If Landlord gives its consent to such alterations, Landlord may post notices in accordance with the laws of the state in which the premises are located. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord may, within 30 days before or 30 days after expiration of the term, elect to require Tenant to remove any alterations which Tenant may have made to the Premises. Tenant may accompany a request for Landlord's consent to alterations with a request for Landlord's election whether such alterations are to be removed on termination of the Lease. If Tenant so requests, then Landlord shall notify Tenant at time of consent whether Landlord will require removal of the alterations. If Landlord elects under this Lease to require removal of alterations, then at its own cost Tenant shall restore the Premises to the condition designated by Landlord in its election, before the last day of the term or within 30 days after notice of its election is given, whichever is later.

    Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with plans and specifications approved by Landlord. All such construction shall be performed in a manner which will not interfere with the quiet enjoyment of other tenants of the Project. Tenant shall pay all costs for such construction and shall keep the Premises and the Project free and clear of all mechanics' liens which may result from construction by Tenant.

15. RELEASE AND INDEMNITY.

    a. TENANT INDEMNITY. Except as otherwise provided in this section, Tenant shall indemnify, defend (using legal counsel acceptable to Landlord) and save Landlord harmless from all claims, suits, losses, damages, fines, penalties, liabilities and expenses (including Landlord's personnel and overhead costs and attorneys fees and other costs incurred in connection with claims, regardless of whether such claims involve litigation) resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to, any property arising out of or in connection with (i) Tenant's occupation, use or improvement of the Premises, or that of its employees, agents or contractors, (ii) Tenant's breach of its obligations hereunder, or (iii) any act or omission of Tenant or any subtenant, licensee, assignee or concessionaire of Tenant, or of any officer, agent, employee, guest or invitee of Tenant, or of any such entity in the Premises. Tenant agrees that the foregoing indemnity specifically covers, actions brought by its own employees. This indemnity with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. The foregoing indemnity is specifically and expressly intended to, constitute a waiver of Tenant's immunity under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Landlord with a full and complete indemnity from claims made by Tenant and its employees, to the extent of their negligence. Tenant shall promptly notify Landlord of casualties or accidents occurring in or about the Premises. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF THIS SECTION 15 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

    b. Landlord Indemnity. Except as otherwise provided in this Section 15, Landlord shall indemnify, defend (using legal counsel acceptable to Tenant) and save Tenant harmless from all claims, suits, losses, damages, fines, penalties, liabilities and expenses (including Tenant's personnel and overhead costs and attorneys' fees and other costs incurred in connection with claims, regardless of whether such claims involve litigation) resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to, any property arising out of or in connection with any act of Landlord on the Common Areas. Landlord agrees that the foregoing indemnity specifically covers actions brought by its own employees. This indemnity with respect to actions or omissions during the term of this Lease shall survive termination or expiration of this Lease. The foregoing indemnity is specifically and expressly intended to constitute a waiver of Landlord's immunity under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Tenant with a full and complete indemnity from claims made by Landlord and .its employees to the extent of their negligence. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF SECTION 15 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

    c. Release. Notwithstanding any other provision of this Lease, Tenant hereby fully and completely waives and releases all claims against Landlord for any losses or other damages sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises, including but not limited to: any defect in or failure of Project equipment; any failure to make repairs; any defect, failure, surge in, or interruption of Project facilities or services; any defect in or failure of Common Areas; broken glass; water leakage; the collapse of any Building component; or any act, omission or negligence of co-tenants, licensees or any other persons or occupants of the Building, provided only that the release contained in this
    Section 15.c shall not apply to claims for actual damage to persons or property (excluding consequential damages such as lost profits) resulting directly from (i) Landlord's breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant or (ii) Landlord's gross negligence or willful misconduct.

    d. Limitation on Indemnity. In compliance with RCW 4.24.115 as in effect on the date of this Lease, all provisions of this Lease pursuant to which Landlord or Tenant (the "Indemnitor") agrees to indemnify the other (the "Indemnitee") against liability for damages arising out of bodily injury to Persons or damage to property relative to the construction, alteration, repair, addition to, subtraction from, improvement to, or maintenance of, any building, road, or other structure, project, development, or improvement attached to real estate, including the Premises, (i) shall not apply to damages caused by or resulting from the sole negligence of the Indemnitee, its agents or employees, and (ii) to the extent caused by or resulting from the concurrent negligence of (a) the Indemnitee or the Indemnitee's agents or employees, and (b) the Indemnitor or the Indemnitor's agents or employees, shall apply only to the extent of the Indemnitor's negligence; PROVIDED, HOWEVER, the limitations on indemnity set forth in this Section shall automatically and without further act by either Landlord or Tenant be deemed amended so as to remove any of the restrictions contained in this Section no longer required by then applicable law.

    e. Definitions. As used in any Section establishing indemnity or release of Landlord, "Landlord" shall include Landlord, its partners, officers, agents, employees and contractors, and "Tenant" shall include Tenant and any person or entity claiming through Tenant.

16. INSURANCE. Tenant, at its cost, shall maintain public liability and property damage insurance and products liability insurance with a single combined liability limit of $1,000,000, insuring against all liability of Tenant and its representatives, employees, invitees, and agents arising out of or in connection with Tenant's use or occupancy of the Premises. Public liability insurance, products liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of
    Section 15. Landlord shall be named as additional insured and the policy shall contain cross-liability endorsements. On all its personal property, at its cost, Tenant shall maintain a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsements and "all risk" coverage on all Tenant's improvements and alterations, including without limitation, all items of Tenant responsibility described in Section 13 in or about the Premises, to the extent of at least 90% of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property and the restoration of Tenant's improvements or alterations. All insurance required to be provided by Tenant under this Lease shall release Landlord from any claims for damage to business or to any person or the Premises and the Project, and to Tenant's fixtures, personal property, improvements and alterations in or on the Premises or the Project, caused by or resulting from risks insured against under any insurance policy carried by Tenant in force at the time of such damage. In addition, Tenant hereby independently releases Landlord from (and waives any rights of subrogation as to) any and all claims for damage to business or to any person or the Premises and the Project, and to Tenant's fixtures, personal property, improvements and alterations in or on the Premises or the Project, caused by or resulting from risks that would have been insured against under any insurance policy required by this Lease to be carried by Tenant, even if Tenant failed to so carry the required insurance. Landlord hereby releases Tenant from (and waives any rights of subrogation as to) any and all claims for damage to business or to any person or the Premises and the Project that would have been covered by a standard commercial fire and extended coverage insurance policy covering the Project. All insurance required to be provided by Tenant under this Lease: (a) shall be issued by Insurance companies authorized to do business in the state which the premises are located with a financial rating of at least an A+XII status as rated in the most recent edition of Best's Insurance Reports; (b) shall be issued as a primary policy; and (c) shall contain endorsement requiring at least 30 days prior written notice cancellation to Landlord and Landlord's lender, before cancellation or change in coverage, scope or amount of any policy. Tenant shall deliver a certificate or copy of such policy together with evidence of payment of all current premiums to Landlord within 30 days of execution of this Lease. Tenant's failure to provide evidence of such coverage to Landlord may, in Landlord's sole discretion, constitute a default under this Lease.

17. DESTRUCTION. If during the term, the Premises is more than 30% destroyed from any cause, or any portion of the Project is destroyed so as to substantially impair access to or use of the Premises, Landlord may, in its sole discretion, terminate this Lease by delivery of notice to Tenant within 30 days of such event without compensation to Tenant. If in Landlord's estimation, the Premises cannot be restored within 180 days following such destruction, the Landlord shall notify Tenant and Tenant may terminate this Lease by delivery of notice to Landlord within 30 days of receipt of Landlord's notice. If neither Landlord nor Tenant terminates this Lease as provided above, then Landlord shall commence to restore the Premises in compliance with then existing laws and shall complete such restoration with due diligence. In such event, this Lease shall remain in full force and effect, but there shall be an abatement of Base Monthly Rent and Tenant's Share of Expenses between the date of destruction and the date of completion of restoration, based on the extent to which destruction interferes with Tenant's use of the Premises.

18. CONDEMNATION.

    a. Taking. If all of the Premises are taken by Eminent Domain, this Lease shall terminate as of the date Tenant is required to vacate the premises and all Base and Additional Rent shall be paid to that date. The term "Eminent Domain" shall include the taking or damaging of property by, through or under any governmental or statutory authority, and any purchase or acquisition in lieu thereof, whether the damaging or taking is by government or any other person. If, in the reasonable judgment of Landlord, a taking of any part of the Premises by Eminent Domain, or a taking of part or all of the parking for the Project, renders the Premises or any remainder thereof unusable for the business of Tenant (or the cost of restoration of the Premises or the parking is not commercially reasonable), the Lease may, at the option of either party, be terminated by written notice given to the other party not more than thirty (30) days after Landlord gives Tenant written notice of the taking, and such termination shall be effective as of the date when Tenant is required to vacate the portion of the Premises so taken. If this Lease is so terminated, all Base and Additional Rent shall be paid to the date of termination. Whenever any portion of the Premises is taken by Eminent Domain and this Lease is not terminated, Landlord shall at its expense proceed with all reasonable dispatch to restore, to the extent of available proceeds and to the extent it is reasonably prudent to do so, the remainder of the Premises to the condition they were in immediately prior to such taking, and Tenant shall at its expense proceed with all reasonable dispatch to restore its personal property and all improvements made by it to the Premises to the same condition they were in immediately prior to such taking. The Base and Additional Rent payable hereunder shall be reduced from the date Tenant is required to partially Vacate the Premises in the same proportion that the Rentable Square Footage taken bears to the total Rentable Square Footage of the Premises prior to taking.

    b. AWARD. Landlord reserves all right to the entire damage award or payment for any taking by Eminent Domain, and Tenant waives all claim whatsoever against Landlord for damages for termination of its leasehold interest in the Premises or for interference with its business, provided only that Tenant shall be entitled to any award specifically allocated to a taking of Tenant's personal property. Tenant hereby grants and assigns to Landlord any right Tenant may now have or hereafter acquire to such damages and agrees to execute and deliver such further instruments of assignment as Landlord may from time to time request. Tenant shall, however, have the right to claim from the condemning authority all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant in moving Tenant's merchandise, furniture, trade fixtures and equipment, provided, however, that Tenant may claim such damages only if they are awarded separately in the eminent domain proceeding and not out of or as part of Landlord's damages.

    19. ASSIGNMENT OR SUBLEASE. Tenant shall not assign or encumber its interest in this Lease or the Premises or sublease all or any part of the Premises or allow any other person or entity (except Tenant's authorized representatives, employees, invitees, or guests) to occupy or use all or any part of the Premises without first obtaining Landlord's consent which Landlord may withhold or condition in its sole discretion, provided only that Landlord's consent shall not be withheld for an assignment or sublease in connection with a merger or acquisition where the surviving entity has a net worth immediately after the merger or acquisition equal to or greater than that of Tenant immediately prior to the merger or acquisition and the surviving entity will be carrying on the same business as Tenant was engaged in or is carrying on a business compatible with the other businesses in the Project and approved by Landlord, which approval shall not be unreasonably withheld. No assignment or sublease shall release Tenant from the obligation to perform all obligations under this Lease. Any assignment, encumbrance or sublease without Landlord's written consent shall be voidable and at Landlord's election, shall constitute a default. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other shall be deemed a voluntary assignment. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at least 25% of the value of the assets of Tenant shall be deemed a voluntary assignment, provided that Landlord's consent shall not be required for any public offering of securities. The phrase "controlling percentage" means ownership of and right to vote stock possessing at least 25% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for election of directors. This Section 19 shall not apply to corporations the stock of which is traded through an exchange or over the counter. All rent received by Tenant from its subtenants in excess of the Rent payable by Tenant to Landlord under this Lease shall be paid to Landlord, or any sums to be paid by an assignee to Tenant in consideration of the assignment of this Lease shall be paid to Landlord. If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord, whether or not consent is ultimately given, $100 or Landlord's reasonable attorney's fees incurred in connection with such request, whichever is greater.

    No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including without limitation the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) if Tenant is becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) if a writ of attachment or execution is levied on this Lease; or (c) if in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

20. DEFAULT. The occurrence of any of the following shall constitute a default by Tenant: (a) a failure to pay Rent or other charge when due provided that Landlord shall not exercise any of its rights under this Section 20(a) until Landlord has given Tenant notice of such default and Tenant has failed to pay such rent or other charge within three (3) days of the effective date of such notice; (b) abandonment and vacation of the Premises (failure to occupy and operate the Premises for ten consecutive days while in default under this Lease shall be conclusively deemed an abandonment and vacation); or (c) failure to perform any other provision of this Lease, provided that Landlord shall not exercise any of its rights under this Section 20(c) until Landlord has given Tenant notice of such default and Tenant has failed to cure such default and provided further that if more than thirty (30) days are required to complete such performance, Landlord shall not exercise any of its rights if Tenant commences to cure such default within the thirty (30) day period and thereafter diligently pursues such cure completion. The notice required by this Section is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

21. LANDLORD'S REMEDIES. Landlord shall have the following remedies if Tenant is in default. (These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law): Landlord may terminate Tenant's right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Upon termination of Tenant's right to possession, Landlord has the right to recover from Tenant: (1) the worth of the unpaid Rent that had been earned at the time of termination of Tenant's right to possession; (2) the worth of the amount of the unpaid Rent that would have been earned after the date of termination of Tenant's right to possession; (3) any other amount, including but not limited to, expenses incurred to relet the Premises, court, attorney and collection costs, necessary to compensate Landlord for all detriment caused by Tenant's default. "The Worth," as used for Item (1) in this Paragraph 21 is to be computed by allowing interest at the rate of 18 percent per annum. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law. "The Worth" as used for Item
    (2) in this Paragraph 21 is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination of

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

    Tenant's right of possession. Landlord shall use reasonable business practices to mitigate any damages resulting from Tenant's breach.

22. ENTRY ON PREMISES. Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times on reasonable notice (except in an emergency, when no notice shall be required) for any of the following purposes: (a) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) to do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform; (c) to post "for sale" signs at any time during the term, to post "for rent" or "for lease" signs during the last 90 days of the term, or during any period while Tenant is in default; (d) to show the Premises to prospective lenders, brokers, agents, or buyers at any time during the term;
    (e) to show the Premises to prospective lessees during the last 120 days of the term, or during any period while Tenant is in default; or (f) to repair, maintain or improve the Project and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry onto the Premises as provided in this Section 22. Tenant shall not be entitled to an abatement or reduction of Rent if Landlord exercises any rights reserved in this Section 22, provided only that if any such entry renders all or part of the Premises unusable for more than five (5) days, then rent shall abate as to the portion rendered unusable until the Premises or the affected portion are returned to usable condition. Landlord shall conduct its activities on the Premises as provided herein in a commercially reasonable manner so as to limit inconvenience, annoyance or disturbance to Tenant to the maximum extent practicable. Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes, provided that Tenant and Landlord shall consult in good faith over the establishment of Tenant's security systems and "secure" areas, and Landlord shall use reasonable best efforts to respect such systems and areas. Tenant shall not alter any lock or install a new or additional security system or lock or bolt on any door of the Premises without prior written consent of Landlord. If Landlord gives its consent, Tenant shall furnish Landlord with a key for any such lock or the code for any such system.

23. SUBORDINATION. This Lease shall be automatically subordinate to all of Landlord's mortgages or deeds of trust which heretofore and hereafter affect the Premises or Building to any sale and leaseback to any and all advances made or to be made thereunder, to the interest on the obligations secured thereby, and to all renewals, modifications, consolidations, replacements or extensions thereof. This subordination shall be self operative, and no further instrument of subordination shall be necessary to effect such subordination, provided that so long as Tenant is not in default hereunder beyond the applicable Section 20 cure period, Tenant shall, have continued enjoyment of the Premises free from any disturbance or interruption by reason of any foreclosure of Lender's deed of trust or mortgage; nevertheless, Tenant shall execute such additional instrument of subordination as may be required by any Lender if such instrument of subordination shall provide that so long as Tenant is not in default hereunder beyond the applicable Section 20 cure period, Tenant shall have continued enjoyment of the Premises free from any disturbance or interruption by reason of any foreclosure of Lender's deed of trust or mortgage. In the event of sale or foreclosure of any such mortgage or

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    deed of trust, or exercise of the power of sale thereunder, or in the event of a transfer in lieu of foreclosure, Tenant shall attorn to the purchaser (or transferee) of the Building at such foreclosure or sale and recognize such purchaser (or transferee) as Landlord under this Lease if so requested by such purchaser (or transferee). Such attornment shall be self operative and no further instruments need be executed to effect such attornment. If any Lender elects to have this Lease superior to its mortgage or deed of trust and gives notice of its election to Tenant, then this Lease shall thereupon become superior to the lien of such mortgage or deed of trust, whether this Lease is dated or recorded before or after the mortgage or deed of trust.

    Tenant, within ten business days from notice from Landlord, shall execute and deliver to Landlord, in recordable form, certificates stating that this Lease is not in default, is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. This certificate should also state the amount of current monthly Rent, the dates to which Rent has been paid in advance, and the amount of any security deposit and any unapplied Lease Consideration. Failure to deliver this certificate to Landlord within ten days shall be conclusive upon Tenant that this Lease is in full force and effect and has not been modified except as may be represented by Landlord.

24. NOTICE. Any notice, demand or request required hereunder shall be given in writing to the party's facsimile number or address set forth in Section 1 hereof by any of the following means: (a) personal service; (b) electronic communication, whether by telex, telegram or facsimile; (c) overnight courier; or (d) registered or certified, first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as above provided. Any notice, demand or request sent pursuant to either subsection (a) or (b) hereof shall be deemed received upon such personal service or upon dispatch by electronic means with electronic confirmation of receipt. Any notice, demand or request sent pursuant to subsection (c) hereof shall be deemed received on the business day immediately following deposit with the overnight courier and, if sent pursuant to subsection (d), shall be deemed received forty-eight (48) hours following deposit in the U.S. mail.

25. WAIVER. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease. TENANT SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, WHERE TENANT HAS RECEIVED A NOTICE TO CURE DEFAULT (WHETHER RENT OR NON-RENT), NO ACCEPTANCE BY LANDLORD OF RENT (EXCEPT WHERE SUCH RENT CURES THE DEFAULT IN ITS ENTIRETY) SHALL BE DEEMED A WAIVER OF SUCH NOTICE, AND, INCLUDING BUT WITHOUT LIMITATION, NO ACCEPTANCE BY LANDLORD OF PARTIAL RENT SHALL BE DEEMED TO WAIVE OR CURE ANY RENT DEFAULT. LANDLORD MAY, IN ITS DISCRETION, AFTER RECEIPT OF PARTIAL PAYMENT OF RENT, REFUND SAME AND CONTINUE ANY PENDING ACTION TO COLLECT THE FULL AMOUNT DUE, OR MAY MODIFY ITS DEMAND TO THE UNPAID PORTION. IN EITHER EVENT THE DEFAULT SHALL BE

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

    DEEMED UNCURED UNTIL THE FULL AMOUNT IS PAID IN GOOD FUNDS OR A NON-RENT DEFAULT IS FULLY CURED.

26. SURRENDER OF PREMISES; HOLDING OVER. Upon expiration of the term, Tenant shall surrender to Landlord the Premises and all Tenant improvements and alterations in good condition, except for ordinary wear and tear, alterations Tenant has the right or is obligated to remove under the provisions of Section 14 herein, and damage caused by fire or other casualty that is not Tenant's obligation under this Lease to repair. Tenant shall remove all personal property including, without limitation, all wallpaper, paneling and other decorative improvements or fixtures and shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property before the expiration of the term, including for example, restoring all wall surfaces to their condition prior to the commencement of this Lease. Landlord can elect to retain or dispose of in any manner Tenant's personal property not removed from the Premises by Tenant prior to the expiration of the term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's cost for storage, removal or disposal of Tenant's personal property.

    If Tenant, with Landlord's consent, remains in possession of the Premises after expiration or termination of the term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable as provided under Washington law, by either party. All provisions of this Lease, except those pertaining to term and Rent, shall apply to the month- to-month tenancy. During any holdover term, Tenant shall pay Base Monthly Rent in an amount equal to 125% of Base Monthly Rent for the last full calendar month during the regular term plus 100% of Tenant's share of Expenses pursuant to
    Section 4.c.3.

27. LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Tenant agrees that, in the event of any actual or alleged failure, breach or default of this Lease by Landlord, if Landlord is a partnership:

    a. The sole and exclusive remedy shall be against the partnership its partnership assets;

    b. No partner of Landlord shall be sued or named as a party in any suit or action;

    c. No service of process shall be made against any partner of Landlord;

    d. No partner of Landlord shall be required to answer or otherwise plead to any service or process;

    e. No judgment may be taken against any partner of Landlord;

    f. Any judgment taken against any partner of Landlord shall be vacated and set aside at any time without hearing;

    g. No writ of execution will ever be levied against the assets of any partner of Landlord;

    h. These covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

    Tenant agrees that each of the foregoing provisions shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

28. BUILDING PLANNING. [intentionally deleted]

29. MISCELLANEOUS PROVISIONS.

    a. TIME OF ESSENCE. Time is of the essence of each provision of this lease.

    b. SUCCESSOR. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Section 19 herein.

    c. LANDLORD'S CONSENT. Any consent required by Landlord under this Lease shall not be effective unless and until granted in writing. Except with respect to assignment or subletting or modification of the Permitted Use, no consent by Landlord shall be unreasonably withheld or delayed and any discretionary judgments of Landlord (as in allocation of costs) must be a reasonable exercise of discretion. No consent of Tenant required hereunder shall be unreasonably withheld or delayed.

    d. COMMISSIONS. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker identified in Section 1, who shall be compensated by Landlord. Landlord and Tenant recognize that it is possible that they may hereafter make additional agreements regarding further extension or renewal of this Lease or a new lease or leases for all or one or more parts of the Premises or other space in the Project for a term or terms commencing after the Commencement Date of this Lease. Landlord and Tenant recognize that it is also possible that they may hereafter modify this Lease to add additional space or to substitute space as part of the Premises. If any such additional agreements, new leases or modifications to this Lease are made, Landlord shall not have any obligation to pay any compensation to any real estate broker or to any other third person engaged by Tenant to render services to Tenant in connection with negotiating such matters, regardless of whether under the circumstances such person is or is not regarded by the law as an agent of Landlord.

    e. OTHER CHARGES. If either party commences any litigation against the other party or files an appeal of a decision arising out of or in connection with the Lease, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees and costs of suit. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency and attorneys' fees charged to Landlord in addition to Rent, late charges, interest and other sums payable under this Lease. Tenant shall pay a charge of $75 to Landlord for preparation of a demand for delinquent Rent.

    f. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the "Rules and Regulations", a copy of which is attached hereto, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the building or Project of said tenant or occupant's lease or of any of said Rules and Regulations.

    g. LANDLORD'S SUCCESSORS. In the event of a sale or conveyance by Landlord of the Project, where the buyer or transferee assumes the liabilities of Landlord hereunder, the transfer shall operate to release Landlord from any liability under this Lease accruing after the date of transfer, and in such event Landlord's successor in interest shall be solely responsible for all obligations of Landlord under this Lease thereafter. If Landlord transfers its interest in this Lease without transferring to its successor its interest in the Escrow Account established pursuant to Section 5 and Exhibit E, then Landlord shall indemnify and hold Tenant harmless from any claim by such successor landlord that it is entitled to any disbursements from the Escrow Account.

    h. INTERPRETATION. This Lease shall be construed and interpreted in accordance with the laws of the state in which the premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications as may be executed in writing by the parties from time to time. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. "Party" shall mean Landlord or Tenant. If more than one person or entity constitutes Landlord or Tenant, the obligations imposed upon that party shall be joint and several. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

30. RENEWAL OPTION

    a. GRANT OF OPTION. Tenant is granted the right to extend the term of this Lease beyond the expiration date of the initial Lease Term for one (1) consecutive term of sixty (60) months (the "Extended Term"). If Tenant has defaulted in its obligations under this Lease, and failed to cure such defaults within any applicable cure period, then Tenant's right to extend this Lease for the Extended Term shall automatically terminate. Tenant's extension rights shall apply to all of the Premises under lease to Tenant on the last day of the preceding term. Tenant's right to extend the term of this Lease shall be personal and may not be exercised by any assignee or sublessee (except an assignee or sublessee as to whom Landlord's consent may not be withheld under the terms of Section 19).

    b. LANDLORD'S ESTIMATE OF FAIR MARKET RENT. If Tenant so requests in writing at any time after the forty-eighth (48th) monthly anniversary of the Commencement Date, Landlord shall, within thirty (30) days of the request, provide Tenant with a market study or rent comparison analysis prepared by Landlord or by an established and experienced broker or appraiser, setting forth an analysis of the Fair Market Rent for the Premises, together with the underlying date on which such analysis is based. If Tenant wishes to exercise Tenant's option to extend the Lease Term, then Tenant shall give Landlord notice of such exercise not later than the fifty-second (52nd) monthly anniversary of the Commencement Date, and in such notice shall elect to have rent established pursuant to either subsection (c) below (CPI Formula Adjustment) or subsection (d) below (Fair, Market Rent). From and after the commencement of the Extended Term, all of the terms, covenants, and conditions of the Lease shall continue in full force and effect as written, except that Base Monthly Rent for the Extended Term shall be established pursuant to subsection (c) or d) below, as elected by Tenant.

    c. RENTAL RATE/CPI FORMULA ADJUSTMENT. If Tenant so elects in writing at the time of exercising its right to extend the Lease Term, the Base Monthly Rent for the Extended Term shall be adjusted (the "CPI Adjustment

    Formula") based upon the increase in the Consumer Price Index, all Urban Consumers, for the Seattle/Tacoma SMSA, published by the United States Department of Labor, Bureau of Labor Statistics ("Index"), as follows. In each computation, the "Beginning Index shall be the Index which is in effect ninety (90) days prior to the Base Date and the "Extension Index" shall be the Index that is in effect ninety (90) days prior to the date of rent increase. For the first thirty-six (36) months of the Extended Term, rent shall be set using a Base Date of the first day of the thirty-seventh (37th) month of the initial Lease Term; on the first day of the thirty- seventh
    (37) month of the Extended Term, there shall be an additional adjustment, in which the Base Date shall be the first day of the Extended Term. For the first thirty-six (36) months of the Extended Term, Base Monthly Rent shall be increased to equal the product achieved by multiplying (i) Base Monthly Rent due with respect to the thirty-seventh (37th) month of the initial Lease Term plus sixteen cents ($0.16) times the Rentable Square Footage of the Occupiable Mezzanine Space and plus seventy cents ($0.70) times the Rentable Square Footage of Improved Mezzanine Space by (ii) a fraction, the numerator of which is the Extension Index applicable to such adjustment and the denominator of which is the Beginning Index applicable to such adjustment. For the remaining twenty-four (24) months of the Extended Term, Base Monthly Rent shall be increased to equal the product achieved by multiplying the Base Monthly Rent due with respect to the first month of the Extended Term by a fraction, the numerator of which is the Extension Index applicable to such adjustment and the denominator of which is the Beginning Index applicable to such adjustment. If, at any time, the method of computing the Index is changed from that in effect when the Beginning Index was established, then the Beginning Index and all Extension Indexes shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If during the Term, the Index is (a) discontinued or (b) revised without such a Conversion Factor being so published, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

    d. FAIR MARKET RENT.

    (i) DEFINITION/ESTIMATE. If Tenant does not elect the CPI Adjustment. Formula, the Base Monthly Rent for the applicable Extended Term shall be equal to ninety-five percent (95%) of the market rate for a sixty (60) month term for comparably improved and located space in comparable buildings in the Willows/Marymoor High-Tech/Office Park Market with comparable pass throughs (the undiscounted rate being referred to herein as the "Fair Market Rent"), provided that (i) Fair Market Rent of the Premises shall be valued exclusive of improvements constructed by Tenant pursuant to Section 14, to the extent such improvements have increased the rental value of the Premises from that existing immediately prior to the improvement, and (ii) in no event shall the Base Monthly Rent set pursuant to this Section 30 (d) be less than the Base Monthly Rent (which does not include any Additional Rent pursuant to Section 33) for the last month of the initial Lease term. Landlord's initial estimate of Fair Market Rent shall be deemed the market study set forth in subsection (b) above, or if Landlord has not previously provided such estimate, then Landlord shall provide such an estimate within thirty (30) days of Tenant's notice of election to extend. If Tenant disagrees with such estimate, it shall advise Landlord in writing thereof before thirty (30) days after the later of (i) Tenant's notice of election to extend (if Landlord's estimate had previously been provided) or (ii)

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

    Tenant's receipt of Landlord's estimate. If there is a disagreement on such estimation, the parties shall promptly meet to attempt to resolve their differences. If the differences as to Fair Market Rent are not resolved within thirty (30) days after Tenant's notice of disagreement, then the parties shall submit the matter to arbitration in accordance with the terms of Section 30(d) (ii) so that Fair Market Rent is determined no later than the first day of the Extended Term.

    (ii) ARBITRATION. If the parties are unable to reach agreement on Fair Market Rent during the period specified in Paragraph (i) of this Section 30(d), then within ten (10) days thereafter either party may advise the other in writing of the name and address of its arbitrator. The arbitrator shall be qualified as a real estate appraiser familiar with rental rates in the Willows/Marymoor High-Tech Office Park Market who would qualify as an expert witness. Within ten (10) days after receipt of such notice from the initiating party (the "Instigator") designating its arbitrator, the other party (the "Recipient") shall give notice to Instigator, specifying the name and address of the person designated by Recipient to act as arbitrator on its behalf who shall be similarly qualified. If Recipient fails to notify Instigator of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Instigator shall be the arbitrator or determine the issue. The duty of the arbitrator(s) shall be to determine the Fair Market Rent based solely on rental rates for comparably improved and located space in comparable buildings in the Willows/Marymoor High Tech Office Park Market. If the two (2) arbitrators are so chosen the arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and, if within ten (10) days after such first meeting the two arbitrators shall be unable to agree promptly upon a determination of Fair Market Rent, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators. If they are unable to agree upon such appointment within five (5) days after expiration of said ten (10) day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of ten (10) days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then presiding judge of King County Superior Court acting in his private non-judicial capacity, and the other party shall not raise any question as to such Judge's full power and jurisdiction to entertain the application for and make the appointment, and the parties agree to indemnify and hold the presiding judge fully and completely harmless from and against all claims arising out of the presiding judge's appointment of an arbitrator. The three (3) arbitrators shall decide the dispute, if it has not been previously resolved, by following the procedure set forth in this
    Section 30. Where the issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators in accordance with the following procedure. The arbitrator selected by each of the parties shall state in writing his determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties. In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall attempt to decide the issue within ten (10) days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share equally the fee and expenses of the third arbitrator, if any, and the attorneys' fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses. The arbitrators shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease. Time is of the essence in this
    Section 30.

31. RIGHT OF FIRST OPPORTUNITY. Landlord hereby grants Tenant the Right of
    First Opportunity ("Right of First Opportunity") on all leasable space in Building H of WestPark (the "RFO Space"), subordinate to any other pre-existing Building H Tenants' rights as of the date of mutual execution of this Lease (as of September 14, 1994, there were no such rights except a renewal option for Kemco on 8275 154th, a renewal option for A.B. Dick on 8279 154th, and a right of first opportunity for A.B. Dick on 8275 154th and on 8280 154th (the later being 702 Rentable Square Feet) ; Tenant must check as of date of execution whether intervening rights have been created). This Right of First Opportunity shall remain in effect until the RFO Space has been leased by Tenant or a third party, at which time this Right of First Opportunity shall terminate and be of no force and effect.

    a. The Right of First Opportunity shall be subject to the following terms and conditions:

       (1) Landlord shall provide Tenant with a written notice at such time as Landlord submits a lease proposal and completed space plan to a third party to lease all or a portion of the RFO Space.

       (2) Tenant shall have until the end of the fifth (5th) business day after receipt of such notice within which to elect to take all of the RFO Space identified in Landlord's notice, which election shall be in writing, and received by Landlord within said five (5) business day period.

       (3) Failure of tenant to elect to take all of the RFO Space identified in Landlord's notice within the five (5) business day period in the manner set forth above shall be conclusively deemed a waiver of that right to lease all or any part of the RFO Space.

       (4) Tenant's exercise of a Right of First Opportunity is conditioned on Tenant having not ever been in default under this Lease beyond any applicable cure period and being in occupancy of the Premises: (a) on the date Tenant elects in writing to exercise the Right of First Opportunity and (b) on the date Tenant occupies the RFO Space.

    b. If the Right of First Opportunity is exercised at the time and in the manner as set forth above, Tenant shall take the RFO Space under all of the terms and conditions of this Lease (except that there shall be no Construction Allowance) and other provisions (including Tenant's Share) shall automatically be amended to include the RFO Space, except that the Base Monthly Rent for the RFO Space shall be at the lesser of (i) Landlord's market rate for similarly improved space in the Project or (ii) a rate equal to Fifty-Five Cents ($0.55) per Rentable Square Foot per month for warehouse space and One Dollar Ten Cents ($1.10) per Rentable Square Foot per month for office space, each amount increased by the increase in the Index (as defined in Section 30) between the date ninety (90) days prior to the Commencement Date and the date ninety (90) days prior to the date the RFO space is added to the Premises.

    Notwithstanding any other provision of this Section 31, Landlord shall be entitled to renew the leases of existing Building H without having such renewals subject to this Right of First Opportunity.

32. SIGNAGE. Tenant shall be allowed to install building signage at both the approximate center of the building and on the East (154th Avenue N.E.) side of Building H, provided that Tenant complies with Landlord's Signage Regulations and obtains all necessary governmental permits and approvals.

33. MEZZANINE.

    a. OCCUPATION OF UNIMPROVED SPACE/ADDITIONAL RENT. The Premises includes approximately 4,574 Rentable Square Feet of shell Mezzanine Space that will not be improved as of the Commencement Date. Tenant may, at any time during the initial Lease Term, in its discretion, declare all or any portion of the unimproved Mezzanine Space "Occupiable" for storage or other uses permitted under applicable codes. Once Tenant has declared all or any portion of the improved Mezzanine Space Occupiable, it shall remain Occupiable for the remaining term of this Lease and any extensions, provided that upon improvement of such space pursuant to subsection 33(b), such space shall become Improved Mezzanine Space. Tenant shall pay Additional Rent on any Occupiable Mezzanine Space at the rate of ten cents ($0.10) per Rentable Square Foot during the initial Thirty-Six (36) Months of the Lease Term, and at the rate of sixteen cents ($0.16) per Rentable Square Foot for the balance of the initial Lease Term.

    b. IMPROVEMENT OF MEZZANINE SPACE/ADDITIONAL RENT. Tenant shall be entitled to improve all or any portion of the Mezzanine Space with improvements and alterations reasonably approved by Landlord, utilizing a contractor reasonably approved by Landlord. Upon request by Tenant, Landlord shall reimburse Tenant for the actual out-of-pocket costs of such improvements, not to exceed a total reimbursement of thirty dollars ($30.00) per Rentable Square Foot of Mezzanine Space so improved (the "Mezzanine Allowance") , provided that (i) Tenant shall be entitled to utilize the Mezzanine Allowance only if Tenant has not been in default under any material term of this Lease more than twice in any twelve (12) month period, (ii) the Mezzanine Allowance shall be paid in one lump sum payment upon substantial completion of the improvements to the Mezzanine Space and release of any contractor's lien claims thereto, (iii) such improvements shall be substantially complete not later than the end of the thirty-fourth (34th) month of the initial Lease Term, (iv) upon payment of the Mezzanine Allowance, the improved space shall become Improved

    Mezzanine Space, and (v) beginning with the first payment of Base Monthly Rent coming due after payment of the Mezzanine Allowance, Tenant shall pay Additional Rent on the Improved Mezzanine Space in the amount necessary to amortize the Mezzanine Allowance actually paid by Landlord, with interest at ten percent (10%) per annum from date of payment, the amortization to be in equal monthly installments over the remaining months of the initial Lease Term. The Additional Rent specified in the preceding sentence shall be in lieu of any Additional Rent due under subsection (a) above.

Landlord: TEACHERS INSURANCE & ANNUITY ASSOCIATION
          ----------------------------------------

          By   Mark J. Wood
               -----------------------------------
          Its  Mark J. Wood
               Assistant Secretary


Tenant:  NEOPATH, INC.
         -----------------------------------------

         By  Alan C. Nelson
         ----------------------------------------
             Alan C.Nelson
        Its  President

STATE OF                 NEW YORK )
                                  ) ss.
COUNTY OF                NEW YORK )

    I certify that I know or have satisfactory evidence that Mark J. Wood is the person who appeared before me, to be known to be the Assisant Secretary of Teachers Insurance & Annuity Association, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the said instrument to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

                                             Dated:  November 28, 1994
                                                   -----------------------------

                                             Robert D. Loverro
                                             -----------------------------------
                                             (Signature)


                                             Robert D. Loverro
                                             -----------------------------------
                                             (Print Name)


                                             Notary Public in and for the
                                             State of New York, residing
                                             at ________________________________

                                             My Commission Expires _____________


                                                      ROBERT D. LOVERRO
                                                  NOTARY PUBLIC, STATE OF N.Y.
                                                        NO. 01LO5018561
                                                      QUALIFIED IN NASSAU
                                                    COMM. EXPIRES 10/04/95




STATE OF WASHINGTON      )
                         ) SS.
COUNTY OF King           )

(Signature)


    I certify that I know or have satisfactory evidence that Alan Nelson is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the President of NeoPath, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

                                                Dated:     11/29/94
                                                      --------------------------

                                                Judith A. Christiansen
                                                --------------------------------
                                                (Signature)

                                                Judith A. Christiensen
                                                --------------------------------
                                                (Print Name)

                                                Notary Public, in and for the
                                                State of Washington, residing
                                                at Seattle WA
                                                My Commission Expires 1/31/96

                                  SCHEDULE "A"

Amounts to be paid to T.I.A.A., due on the first (lst) day of each designated month of the term of the Lease. Escrow Agent will be instructed by T.I.A.A. and NeoPath (jointly in writing), at least one (1) month prior to commencement of the Lease term, as to the first month of the Lease term and the date of the first payment.

                    AMOUNT TO BE                  REQUIRED
  MONTHS            DISTRIBUTED                   BALANCE

    1                 $18,684                    $217,277
    6                  11,837                     205,440
   11                  25,680                     179,760
   12                  25,680                     154,080
   18                  25,680                     128,400
   23                  25,680                     102,720
   24                  25,680                      77,040
   30                  25,680                      51,360
   35                  25,680                      25,680
   36                  25,680                       -0-

                                   EXHIBIT A



                                 (The Premises)

                                  EXHIBIT A-1


                                 (The Premises)

                                   EXHIBIT B


                                 (The Project)



Cross hatched area denotes Project.


154TH AVE.

SAMMAMISH RIVER

LEGAL DESCRIPTION (Building H)

Lot 3 of City Redmond Short Plat No. SS-85-11, recorded under Recording Number 8512260700, said Short Plat being a subdivision of the east half of the southwest quarter of Section
2, Township 25 north, Range 5 east, W.M., in
King County, Washington.

                                    EXHIBIT C

                             (Tenant Sign Criteria)

                                    WESTPARK

The following signage criteria has been established for the purpose of allowing sufficient business identification for businesses locating within WestPark. The criteria has also been established to provide maximum continuity with the environment and an architectural integration with the project. The signage guidelines are in accordance with the Redmond Community Development Code, Section 20c.20.230.

I. In accordance with the previously established and adopted sign program for WestPark, the following specifications outline more specifically the nature of the intended signage.

   A. Ground Monument

      1. A ground monument may be located at the two locations along the southeast corner of the property. The monument shall be designed to identify the project only.

      2. The monument shall be a double sided, seamless, monolithic monument with metal faced letters permanently laminated to concrete structure. The dimensions of the sign are 43" high, 168" long and 8" wide. The graphics will be placed 18" from the top of the face.

      3. The sign will have a concrete base 32" deep, 8" high and 192" long. The re-bar will be cast in concrete base.

      4. Monument sign color scheme to correspond with the building and be approved by the City of Redmond.

B. Building Signage

      1. Tenants' names will be limited to the upper facade of the individual tenant space. First-floor-only tenants shall locate signage over main entry doors where possible. Tenants on the second floor and 2-story tenants shall locate signage on the panel designated by Landlord.

      2. The letters for each tenant shall be 12" maximum, dimensional foam letters painted of a color approved by the Landlord. The letters will be mounted with adhesive directly to the building surface. Maximum sign coverage will not exceed 25 square feet. Tenant signage may contain more than one row of information provided that the total sign area of 25 square feet is not exceeded and the number of rows of information presents a professional appearance.

      3. Logos for each tenant will be allowed and shall be included within the 25 square feet allowed within item 2 of this section. Maximum size is limited to 24" high.

II.  Additional Signage

     A. No additional exterior signage shall be granted on the face of the structure.

III. Approval of Tenant Signage for Building

     A. With the submittal of each set of construction drawings for tenant improvements, a request for approval to add the tenant's name to the building shall be made.

     B. If no tenant improvements are required, tenant shall submit copy of signage layout to Landlord for final approval prior to subnfitting to City for permit process.

                                    EXHIBIT D

                              (Premises Condition)

BLDG/UNIT: H/8271


                              QUANTITY AND/OR SIZE
                              HEIGHT, LENGTH, ETC.

ITEM:

____ STANDARD IMPROVEMENTS ONLY

 XX  STANDARD IMPROVEMENTS PLUS THOSE SHOWN BELOW
----

PARTITIONS:

CEILINGS:

DOORS:

FLOOR COVERING:

PLUMBING:

LIGHTS:

SWITCHES:

WALL ELECTRICAL OUTLETS:

TELEPHONE OUTLETS:

AIR CONDITIONING OR VENT FAN:

AIR CONDITIONING HOOK UP:

WATER HEATER:

PAINTING:

OTHER: See space plan dated September 12, 1994 by Robert S. Miller & Associates attached as Exhibit A and Exhibit A-1.

                            FIRST AMENDMENT TO LEASE
                                   Date Change


That certain Lease dated October 1, 1994, by and between Teachers Insurance & Annuity Association, a New York corporation, Landlord, and NeoPath, Inc., a Washington corporation, Tenant, for the premises located at 8271 154th Avenue N.E., Redmond, WA 98052, Building H, Unit 8271, is amended this 16th day of February 1995, solely as hereinafter described by substituting the clauses below in place of the like number clauses in the Lease.

1.       TERM OF LEASE:    Commencement:    January 5, 1995

         Expiration:       December 31, 1999 Number of Months 60.


All other terms and conditions of said Lease shall remain in full force and effect.


IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.


Landlord:                  Teachers Insurance & Annuity Association

                           By:/s/James Garofalo
                              --------------------------------
                              James Garofalo

                           Its:Assistant Secretary
                               -------------------------------




Tenant:                    NeoPath, Inc.

                           By:/s/Alan C. Nelson
                              --------------------------------
                              Alan C. Nelson

                           Its:President
                               -------------------------------

STATE OF          New York         )
                                   )        ss.
COUNTY OF         Nassau           )


         I certify that I know or have satisfactory evidence that James Garofalo is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Assistant Secretary of Teachers Insurance & Annuity Association to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.


                                   Dated:                2/28/96
                                          --------------------------------------


                                   /s/Maryanne Mazzone
                                   ---------------------------------------------
                                   (Signature)


                                   Maryanne Mazzone
                                   ---------------------------------------------
                                   (Print Name)
                                   (Notary Public, in and for the State of N.Y., residing at Lynbrook
                                   My Commission Expires:        11-23-96
                                                          ----------------------


STATE OF          Washington       )
                                   )        ss.
COUNTY OF         King             )


         I certify that I know or have satisfactory evidence that Alan C. Nelson is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the President of NeoPath, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.


                                   Dated:                2-21-95
                                          --------------------------------------


                                   /s/Tanya M. Davis
                                   ---------------------------------------------
                                   (Signature)


                                   Tanya M. Davis
                                   ---------------------------------------------
                                   (Print Name)
                                   (Notary Public, in and for the State of W.A., residing at Seattle
                                   My Commission Expires:         1-6-99
                                                          ----------------------

                           SECOND AMENDMENT TO LEASE

     This SECOND AMENDMENT TO LEASE (this "Second Amendment") is made this 21st day of November, 1995 by and between TEACHERS INSURANCE & ANNUITY ASSOCIATION ("Landlord") and NEOPATH, INC. ("Tenant").

                                    RECITALS

Landlord and Tenant are landlord and tenant under that certain lease dated October 1, 1994 (the "Lease") for space in Building H, WestPark, Redmond, Washington (the "Initial Premises").

     Landlord and Tenant wish to provide for the amendment of the Lease to provide tenant improvement allowances and to add to the Premises by adding thereto the following spaces:

     a. The space shown on Exhibit A in vertical shading (the "789 Space") and consisting of an agreed 789 Rentable Square Feet;

     b. The Space shown on Exhibit A in horizontal shading (the "Kemco Office Space") and consisting of an agreed 2,760 Rentable Square Feet;

     c. The space shown on Exhibit A in diagonal shading (the "Kemco Warehouse Space") and consisting of an agreed 2,872 Rentable Square Feet; and

     d. A new mezzanine to be constructed in the Kemco Warehouse Space (the "Kemco Mezzanine") consisting of an agreed 2,872 Rentable Square Feet;

     The 789 Space, the Kemco Office Space, the Kemco Warehouse Space, and the New Kemco Mezzanine are referred to herein collectively as the "Second Amendment Spaces"). The legal description of the Project and Building in which the Second Amendment Spaces are located is attached hereto as Exhibit B.

                                   AGREEMENT

     Now, therefore, for good and valuable consideration, the parties hereto agree as follows:

     1. ADDITION OF 789 SPACE. On the Amendment Effective Date, the 789 Space shall be deemed added to the Premises, Tenant's Share of Expenses shall be increased to reflect the addition of the 789 Space, and the Base Monthly Rent otherwise due under the Lease shall be increased for every remaining month of the initial Lease Term by the following amounts: $395 from the Amendment Effective Date through May 31, 1996; $1,097 (including the prior increase) from June 1, 1996 through December 31, 1997; and by $1,155 (including the prior increases) from January 1, 1998 through the end of the initial Lease term.

     2. ADDITION OF KEMCO OFFICE SPACE. On the Amendment Effective Date, the Kemco Office Space shall be deemed added to the Premises, Tenant's Share of Expenses shall be increased to reflect the addition of the Kemco Office Space, and the Base Monthly Rent otherwise due under the Lease shall be increased for every remaining month of the initial Lease Term by the following amounts: $2,760 from the Amendment Effective Date through December 31, 1997; and by $2,906 (including the prior increase) from January 1, 1998 through the end of the initial Lease term.

     3. ADDITION OF KEMCO WAREHOUSE SPACE. On the Amendment Effective Date, the Kemco Warehouse Space shall be deemed added to the Premises, Tenant's Share of Expenses shall be increased to reflect the addition of the Kemco Warehouse Space, and the Base Monthly Rent otherwise due under the Lease shall be increased for every remaining month of the initial Lease Term by the following amounts: $1,436 from the Amendment Effective Date through May 31, 1996; by $2,714 (including the prior increase) from June 1, 1996 through July 31, 1996; by $3,992 (including the prior increases) August 1, 1996 through December 31, 1997; and by $4,204 (including the prior increases) from January 1, 1998 through the end of the initial Lease term.

     4. ADDITION OF THE KEMCO MEZZANINE. As provided in Section 6 below, Tenant has agreed to construct the Kemco Mezzanine in the Kemco Warehouse Space. Regardless of the completion of such construction, on June 1, 1996 (the "Kemco Mezzanine Effective Date") the Kemco Mezzanine shall be deemed added to the Premises, and the deemed rentable square footage of both the Premises and the Project and Tenant's Share of Expenses shall be adjusted to reflect the addition of the Kemco Mezzanine Space, and the Base Monthly Rent otherwise due under the Lease for every remaining month of the initial Lease Term shall be increased by $4,132.

     5. CALCULATION OF LEASE SECTION 30 FORMULAE. For purposes of calculating the CPI Adjustment Formula pursuant to Section 30.c of the Lease, the Base Monthly Rent for the thirty-seventh (37th) month of the initial Lease Term, accounting for the addition of the Second Amendment Spaces, shall be deemed to be the Base Monthly Rent that would have been due under the Lease absent this Second Amendment plus $11,337. For the purposes of calculating the "Base Monthly Rent for the last month of the initial Lease Term" that is the minimum Base Monthly Rent pursuant to Section 30.d of the Lease, the Base Monthly Rent for the last month of the initial Lease Term, accounting for the addition of the Second Amendment Spaces, shall be deemed to be the Base Monthly Rent that would have been due under the Lease absent this Second Amendment plus $11,337.

     6. IMPROVEMENTS TO THE SECOND AMENDMENT SPACES. Landlord shall deliver the Second Amendment Spaces to Tenant broom clean but otherwise "as is" and unimproved except such improvements as may exist on the date of full execution of this Lease (and subject to Kemco's right to remove its furniture, fixtures and equipment). Landlord shall make up to One Hundred Ninety-Eight Thousand Four Hundred Ninety Dollars ($198,490) (the "Second Amendment Tenant Improvement Allowance") available to Tenant to reimburse Tenant for actual out-of-pocket costs of designing, permitting, coordinating and constructing tenant improvements to the Second Amendment Spaces pursuant to plans reasonably approved by Landlord. Tenant agrees that the improvements to the Second Amendment Spaces shall include construction of the Kemco Mezzanine to a level suitable for general office use. Landlord shall pay the Second Amendment Spaces Tenant Improvement Allowance to Tenant in two (2) equal installments payable June 1, 1996 and August 1, 1996, provided that Tenant shall, prior to each such date, submit to Landlord invoices showing actual out-of-pocket expenditures by Tenant at least equal to the total amounts being drawn.

     7. CONTINGENCY. This Second Amendment is contingent on Landlord obtaining from Kemeo a fully executed lease satisfactory to Landlord in its discretion allowing relocation of Kemco out of the Kemco Office Space and Kemco Warehouse Space. If this contingency is not satisfied on or before December 1, 1995, then this Second Amendment shall be deemed null and void, and neither party shall have any further right against the other with respect thereto.

     8. AMENDMENT EFFECTIVE DATE. As used herein, the "Amendment Effective Date" shall mean the later of January 1, 1996 or the date Landlord delivers possession of both the Kemco Office Space and the Kemco Warehouse Space, provided that Landlord shall deliver possession of both the Kemco Office Space and the Kemco Warehouse Space not later than February 1, 1996.

     9. NO OTHER AMENDMENT. Except as provided in this Second Amendment, the Lease is and remains unamended and in full force and effect.

                                        LANDLORD:

                                        TEACHERS INSURANCE & ANNUITY
                                        ASSOCIATION

                                        By:
                                           ---------------------------------
                                             James Garofalo

                                        Its:
                                            --------------------------------
                                              Assistant Secretary


                                        TENANT:

                                        NEOPATH, INC.

                                        By: /s/ Alan Nelson
                                           ---------------------------------
                                             Alan Nelson

                                        Its: President
                                            --------------------------------

STATE OF ______________)
                       )ss.
COUNTY OF _____________)


     I certify that I know or have satisfactory evidence that James Garofalo signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it in his capacity as Assistant Secretary of TEACHERS INSURANCE & ANNUITY ASSOCIATION to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated this ___________ day of __________________, 1995.

                                        ----------------------------------
                                        (Signature)

                                        ----------------------------------
                                        (Print Name)
                                        Notary Public, in and for the State
                                        of ______, residing at ____________
                                        My Commission Expires _____________

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )


     I certify that I know or have satisfactory evidence that Alan Nelson signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it in his capacity as President of NEOPATH, INC. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated this 6th day of December, 1995

                                        /s/ Shawn E. Kennedy
                                        ----------------------------------
                                        (Signature)

                                        Shawn E. Kennedy
                                        ----------------------------------
                                        (Print Name)
                                        Notary Public, in and for the State
                                        of Washington, residing at Monroe
                                        My Commission Expires 11-20-96

                                   EXHIBIT A


                             [FIRST FLOOR PLAN MAP]


                                                            FIRST FLOOR PLAN
                                                           --------------------
                                                            WESTPARK BUILDING H

                THIRD AMENDMENT TO LEASE ADDITION OF SQUARE FEET

     Teachers Insurance and Annuity Association, a New York corporation, Landlord and Neopath, Inc., a Washington corporation Tenant, being parties to that certain Lease dated October 1, 1997 for premises located at 8271 154th avenue NE, Redmond, WA 98052 Building H, Units 8271 is amended this 6th day of November, 1997 solely as hereinafter described.

     Effective the 15th day of May, 1998, the portions of the Lease below shall be amended as follows:

1.   b. TENANT:                 Neopath, Inc., a Washington Corporation
     Address (Leased Premises): 8271 154th Avenue NE, Redmond WA 98052
                                and 8210 154th Avenue NE, Redmond WA 98052
     Building/Units:            H/8271, and K/8210
     Address (For Notices):     8271 154th Avenue NE, Redmond WA 98052

                         Building H                          Building K
                         8271 154th Avenue NE                8210 154th Avenue NE
                         Redmond WA 98052                    Redmond WA 98052
     e. PREMISES AREA:   39,064 rentable sq. ft.             30,000 rentable sq. ft.
     f. PROJECT AREA:    42,172 rentable sq. ft.             52,153 rentable sq. ft.
     g. TERM OF LEASE:   Commencement: January 15, 1995      Commencement: May 15, 1998
                         Expiration: December 31, 1999       Expiration: December 31, 1999
     h. BASE MONTHLY     Effective Dates      Base Monthly   Effective Dates  Base Monthly
        RENT:                                 Rent                            Rent

                         1st Month            $0.00          5/15/98 through
                         2nd through 5th      $11,837.00     12/31/99         $24,900.00
                         6th                  $0.00
                         7th through 10th     $25,680.00
                         11th through 12th    $0.00
                         13th through 17th    $30,271.00
                         18th month           $10,703.00
                         19th month           $36,383.00
                         20th through 22nd    $37,661.00
                         23rd through 24th    $11,981.00
                         25th through 29th    $37,661.00
                         3Oth month           $11,981.00
                         31st through 34th    $37,661.00
                         35th through 36th    $11,981.00
                         37th through 60th    $39,441.00

2. a. PREMISES: Landlord leases to Tenant the additional expansion premises as shown on Exhibit A-l, (the "Expansion Premises"). Landlord reserves the right to modify Tenant's percentage of the Project as set forth in
     Section 1 if the Project size is increased through the development of additional property. By entry on the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premises in their present condition, subject to any additional work Landlord has agreed to do.

All other terms and conditions of the above described Lease shall remain in full force and effect.

Landlord: Teachers Insurance & Annuity Association

      By: /s/ James Garofalo
         ---------------------------------------------
          James Garofalo
      Its: Assistant Secretary


Tenant:   Neopath, Inc. a Washington corporation

      By: /s/ William Scott
         ---------------------------------------------
          William Scott
     Its: VP-CFO

STATE OF New York   )
                    )ss.
COUNTY OF New York  )

     I certify that I know or have satisfactory evidence that James Garofalo is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledge it as the Assistant Secretary of Teachers Insurance & Annuity Association to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated: December 22, 1997

                                             /s/ Gladys Bolella
                                             ------------------------------
                                             (Signature)

                                                    GLADYS BOLELLA
                                              Notary Public, State of N.Y.
                                                   No. 01 B04922705
                                                Qualified in Rich County
                                               Commission Expires 3/14/98
                                             ------------------------------
                                             (Print Name)
                                             Notary Public, in and for the State
                                             of Washington, residing at ________
                                             My Commission Expires _____________


STATE OF WASHINGTON )
                    )ss.
COUNTY OF KING      )

I certify that I know or have satisfactory evidence that William Scott is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledge it as the Chief Financial Officer of Neopath, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated: November 20, 1997

     [NOTARY OF JUDITH E. SIME]

                                             /s/ Judith E. Sime
                                             ------------------------------
                                             (Signature)

                                             Judith E. Sime
                                             ------------------------------
                                             (Print Name)
                                             Notary Public, in and for the State
                                             of Washington, residing at
                                             8271 - 154th Avenue
                                             Redmond, WA
                                             My Commission Expires 2-24-99

                                  EXHIBIT A-1

                            (The Expansion Premises)


                           [WESTPARK BUILDING K PLAN]


[8214]    [8210]

[8220]    [8218]    [8216]    [8210]

WESTPARK BUILDING K

                           FOURTH AMENDMENT TO LEASE
                            ADDITION OF SQUARE FEET

TIAA Realty Inc., a Delaware corporation, as successor to Teachers Insurance and Annuity Association, Landlord and Neopath, Inc., A Washington Corporation Tenant, being parties to that certain Lease dated October 1, 1994 for premises located at 8271 154th Avenue NE, Redmond, WA 98052 Building H, Units 8271 is amended this 15th day of October, 1998 solely as hereinafter described.

     Effective the 1st day of February, 1999, the portions of the Lease below shall be amended as follows:

1.  b. TENANT: Neopath, Inc., A Washington Corporation
       Address (Leased Premises):  8271 154th Avenue NE, Redmond, WA 98052
                                   & 8210 154th Avenue NE, Redmond, WA 98052
                                   & 8279 154th Avenue NE, Redmond, WA 98052
       Building/Units: H/8271, K/8210, and H/8279
       Address (For Notices): 8271 154th Avenue NE, Redmond, WA 98052

                      Building H                 Building K
                      8271 & 8279 154th Ave NE   8210 154th Ave NE
                      Redmond, WA 98052          Redmond, WA 98052
    e. PREMISES AREA: 42,172 Rentable Sq. Ft.    30,000 Rentable Sq. Ft.

    f. PROJECT AREA:  42,172 Rentable Sq. Ft.    52,153 Rentable Sq. Ft.

    g. TERM OF LEASE: Commencement 1/15/95       Commencement: 5/15/98
                      Expiration: 12/31/99       Expiration: 12/31/99

    h. BASE MONTHLY RENT:
                              Base Monthly                      Base Monthly
          Effective Date      Rent           Effective Date     Rent

          1st month           $0.00          5/15/98 through
          2nd through 5th     $11,837.00     12/31/99           $24,900.00
          6th month           $0.00
          7th through 10th    $25,680.00
         11th through 12th    $0.00
         13th through 17th    $30,271.00
         18th month           $10,703.00
         19th month           $36,383.00
         20th through 22nd    $37,661.00
         23rd through 24th    $11,981.00
         25th through 29th    $37,661.00
         30th month           $11,981.00
         31st through 34th    $37,661.00
         35th through 36th    $11,981.00
         37th through 49th    $39,441.00
         50th through 60th    $42,829.00


2. a. PREMISES: Landlord leases to Tenant the additional expansion premises as shown on Exhibit A-1, (the "Expansion Premises"). Landlord reserves the right to modify Tenant's percentage of the Project as set forth in Section 1 if the Project size is increased through the development of additional property. By entry on the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premises in their present condition, subject to any additional work Landlord has agreed to do.


All other terms and conditions of the above described Lease shall remain in full force and effect.

Landlord:        TIAA REALTY INC., a Delaware corporation
           By:   Teachers Insurance and Annuity Association
                 of America, a New York Corporation, its
                 authorized represents.

           By:   /s/ James Garofalo
                 -------------------------------------------
                 James Garofalo

           Its:  Assistant Secretary
                 -------------------------------------------


Tenant:   Neopath, Inc. a Washington corporation

           By:    /s/ David H. Robison
                  ------------------------------------------
                  David H. Robison

           Its:   Vice President Operations
                  ------------------------------------------

                                  EXHIBIT A-1



                            (The Expansion Premises)

                            FIFTH AMENDMENT TO LEASE

       THIS FIFTH AMENDMENT TO LEASE (the "Fifth Amendment") is made as of this 29th of September, 1999 between NEOPATH, INC., a Washington corporation, ("Tenant") and TIAA REALTY, INC., a Delaware corporation, as successor to Teachers Insurance and Annuity Association ("Landlord").

                                    RECITALS

       A. Landlord and Tenant are parties to that certain Lease dated October 1994, as amended by First Amendment to Lease, Second Amendment to Lease, Third Amendment to Lease, Fourth Amendment to Lease (collectively, the "Lease") for lease of certain premises commonly known as Building H and Building K, WestPark in Redmond, Washington, as more particularly described in the Lease.

       B. The parties wish to amend certain provisions of the Lease as more particularly provided herein.

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

       1. INSURANCE. Section 16 of the Lease is hereby amended to require that the single combined liability limit to be provided by Tenant Shall be increased from $1,000,000 to $2,000,000, effective as of October 1, 1999.

       2. MEZZANINE IMPROVEMENT PAYMENTS. Landlord and Tenant agree that Landlord constructed certain improvements to the Mezzanine Space as defined in Section 33 of the Lease, and that as of the date of this Fifth Amendment Tenant owes Landlord the amount of $126,780 as reimbursement for the costs of such improvements (the "Mezzanine Reimbursement"), together with accrued and unpaid interest on the Mezzanine Reimbursement in the amount of $27,923.90 ("Interest"). No later than the end of business on October 1, 1999, Tenant shall pay to Landlord the full amount of the Interest. Section 33 of the Lease is hereby amended to provide that commencing October 1, 1999, and continuing on the first day of each month thereafter, until paid in full, as Additional Rent, Tenant shall pay to Landlord the Mezzanine Reimbursement, amortized over a twelve month period at the rate of 12% per annum, in the amount of $11,264.25 per month. A failure of Tenant to pay the monthly amount of the Mezzanine Reimbursement as Additional Rent shall be a default under the Lease.

       3. EXTENDED TERM OF THE LEASE: Tenant has exercised its option to extend the term of the Lease an additional 60 months, and the Extended Term shall commence on January 1, 2000, and shall terminate on December 31, 2004.

       4. RENT ADJUSTMENT. During the Extended Term, Base Monthly Rent shall be adjusted as provided in Section 30(c) of the Lease, on the first and thirty seventh month of the Extended Term, modified as follows. The fourth sentence of
Section 30(c) of the Lease is hereby deleted in its entirety, and the following is substituted:

       For the first thirty-six (36) months of the Extended Term, Base Monthly Rent shall be increased to equal the product achieved by multiplying Base Monthly Rent due with respect to the thirty-seventh (37th) month of the initial Lease Term by a fraction, the numerator of which is the Extension Index applicable to such adjustment and the denominator of which is the Beginning Index applicable to such adjustment.

       5. RATIFICATION. Except as expressly modified by this Fifth Amendment, all other terms, covenants and conditions of the Lease shall remain in full force and effect and are hereby ratified by the parties.

LANDLORD:

TIAA REALTY, INC., a Delaware corporation
By: Teachers Insurance and Annuity Association
    of America, a New York corporation
    Its: Authorized Representative

     By: /s/ James Garofalo
         ---------------------------------------
         James Garofalo
         Its: Assistant Secretary
         Date:

TENANT:

NEOPATH, INC., a Washington
corporation

     By: /s/ David H. Robison
         ---------------------------------------
         David H. Robison
         Its: Vice President, Operations

STATE OF NEW YORK              )
                               ) ss
COUNTY OF NEW YORK             )

     I certify that I know or have satisfactory evidence that James Garofalo is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledge it as the Assistant Secretary of Teachers Insurance & Annuity Association to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

       Dated: October 19, 1999

                                           /s/ Marian Useloff
                                           -------------------------------------
                                           (Signature)

                                           Marian Useloff
                                           -------------------------------------
                                           (Printed Name)
                                           Notary Public in and for the State of
                                           New York, residing at NY Co.
                                           My commission expires 3/30/00.


STATE OF WASH.         ) ss
COUNTY OF KING         )

     I certify that I know or have satisfactory evidence that David Robison is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledge it as the Vice President of Neopath, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: 9-30-99


                                            /s/ Susan W. Lubash
                                            ------------------------------------
                                            (Signature)

                                            Susan W. Lubash
                                            ------------------------------------
                                            (Printed Name)

                                            Notary Public in and for the State
                                            of WASH., residing at Redmond.
                                            My commission expires 3-29-01.



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